UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 10, 2003

(Date of Earliest Event Reported: January 31, 2003)

Commission File No. 1-12785

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	31-1486870
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Nationwide Plaza

Columbus, Ohio 43215

(614) 249-7111

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Item 5. Other Matters

This Form 8-K/A amends the Form 8-K of Nationwide Financial Services, Inc., filed on January 31, 2003, by amending Item 7 and adding Exhibit 23.2.

Item 7. Financial Statements and Exhibits

(a) Financial statements of business acquired.

(1)	The audited historical financial statements of Provident, including Provident’s consolidated statements of financial condition as of December 31, 2001 and 2000, the consolidated statements of operations, equity and cash flow for each of the years ended December 31, 2001, 2000 and 1999 and Provident’s Schedules I – Consolidated Summary of Investments Other Than Investments in Related Parties, III – Supplementary Insurance Information, IV – Reinsurance, and V – Valuation and Qualifying Accounts as of and/or for each of the annual periods indicated thereon, in all cases covering some or all of the dates or periods indicated above, as appropriate, were previously filed with the Securities and Exchange Commission on August 2, 2002 as Appendix E to NFS’ amended registration statement on Form S-4/A (File No. 333-90200) and are incorporated herein by reference.

(2)	The unaudited consolidated financial statements of Provident, including Provident’s unaudited consolidated statement of financial condition as of September 30, 2002 and the consolidated statements of operations, equity and cash flow for the nine months ended September 30, 2002 and 2001 are being filed as Exhibit 99.1 to this Form 8-K (and are incorporated herein by reference).

(b) Pro forma financial information.

(1)	The unaudited pro forma condensed consolidated financial statements of NFS as of and for the nine months ended September 30, 2002 and for the year ended December 31, 2001 giving effect to the merger as a purchase of Provident by NFS in accordance with Article 11 of Regulation S-X (17 C.F.R. Section 210.11 (2002)) are being filed as Exhibit 99.2 to this Form 8-K (and are incorporated herein by reference).

(c) Exhibits.

Exhibit 23.2	Consent of PricewaterhouseCoopers LLP with respect to the financial statements of Provident.

Exhibit 99.1

The unaudited consolidated financial statements of Provident, including Provident’s unaudited consolidated statement of financial condition as of September 30, 2002 and the consolidated statements of operations, equity and cash flow for the nine months ended September 30, 2002 and 2001 (previously filed).

Exhibit 99.2

The unaudited pro forma condensed consolidated financial statements of NFS as of and for the nine months ended September 30, 2002 and for the year ended December 31, 2001 giving effect to the Merger as a purchase of Provident by NFS in accordance with Article 11 of Regulation S-X (17 C.F.R. Section 210.11 (2002)) (previously filed).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC.
(Registrant)

Date: February 10, 2003	/s/ Mark R. Thresher
Mark R. Thresher Senior Vice President – Chief Financial Officer